Exhibit 99.1

                     Advanta Reports Third Quarter Earnings

    SPRING HOUSE, Pa.--(BUSINESS WIRE)--Oct. 28, 2003--Advanta Corporation (NASDAQ:ADVNB; ADVNA) today reported net income from core operations of $0.32 per diluted share for third quarter 2003 for Class A and Class B shares combined, in line with the Company's previously described expectations, as compared to $0.38 per diluted share for third quarter 2002. Advanta reported consolidated net income for the quarter of $6.9 million or $0.27 per diluted share for Class A and Class B shares combined up from $6.3 million or $0.25 per diluted share for the third quarter of 2002. Net income from core operations is a non-GAAP financial measure defined by the Company as net income of the Advanta Business Cards segment and the Venture Capital segment with the exception of venture capital valuation adjustments, net of tax. Third quarter 2003 consolidated net income includes a $0.05 per diluted share asset valuation charge associated with the Company's venture capital portfolio.
    "The execution of our strategy has delivered another quarter of solid results that were in line with our expectations," said Dennis
Alter, Chairman and CEO. "We established new alliances that broaden our reach in the small business community and deepen our relationship with targeted, higher credit quality customers."
    Business Card results for the third quarter include a 66 basis point decline in net principal charge-offs on managed receivables to 8.27% on an annualized basis as compared to 8.93% for the quarter ended September 30, 2002. Over 30 day delinquencies on managed receivables declined 51 basis points to 6.15% and over 90 day delinquencies on managed receivables decreased 14 basis points to 2.85% as compared to third quarter 2002. Business Card ended the quarter with managed receivables of $2.9 billion as compared to $2.3 billion at September 30, 2002. Net principal charge-offs on owned receivables increased approximately 21 basis points to 8.46% on an annualized basis for third quarter 2003 as compared to 8.25% for third quarter 2002. Over 30 day delinquencies on owned receivables declined
68 basis points to 5.75% and over 90 day delinquencies on owned receivables decreased 22 basis points to 2.67% as compared to third quarter 2002. Owned Business Card receivables were $533 million at September 30, 2003 as compared to $445 million at September 30, 2002.
    The Company continued its stock repurchase program bringing the total purchases to approximately 2,563,000 Class B shares and 374,000 Class A shares through October 27, 2003. The Company intends further stock repurchases under the remaining unused authorization of approximately 63,000 shares.

    Conference Call Details

    Advanta management will hold a conference call with analysts and institutional investors today, October 28, at 9:00 a.m. Eastern time. The call will be broadcast simultaneously for the public over the Internet through www.advanta.com or www.vcall.com. To listen to the live call, please go to the website at least 15 minutes early to register, download, and install any necessary audio software. Replays of the call will be available beginning at noon today on the Internet at www.advanta.com or www.vcall.com or by dialing (719) 457-0820 and referring to confirmation code 310585. The conference call may include a discussion of non-GAAP financial measures, which are reconciled to the most directly comparable GAAP financial measure in this press release or our statistical supplement, both available at www.advanta.com in the "Corporate Info" section.

    About Advanta

    Advanta is a highly focused financial services company serving the small business market. Advanta leverages direct marketing and information based expertise to identify potential customers and new target markets and to provide a high level of service tailored to the unique needs of small business. Using these distinctive capabilities, Advanta has become one of the nation's largest issuers of MasterCard business credit cards to small businesses. Since 1951, Advanta has pioneered many of the marketing techniques common in the financial services industry today, including remote lending and direct mail, affinity and relationship marketing. Learn more about Advanta at www.advanta.com.
    This Press Release contains forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ from those projected. Risks that may affect the Company's future performance are detailed in the Company's filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q.
    In addition to the GAAP results provided throughout this document, the Company has provided managed receivable data and other non-GAAP financial measurements. Management believes that these non-GAAP financial measures used in managing the business may provide users additional useful information. The tables attached to this press release include a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measure and a description of why the non-GAAP financial measures are useful to investors.


                              ADVANTA
                      SEGMENT INCOME STATEMENT
                           (in thousands)



                         Three Months Ended
                         September 30, 2003
----------------------------------------------------------------------

                               Advanta
                               Business  Venture
                                Cards    Capital   Other(A)  Total
                              ---------  --------  -------  -------
Interest income              $  31,597  $      0  $ 1,969  $33,566
Interest expense                12,339       117    2,729   15,185
                              ---------  --------  -------  -------
Net interest income             19,258      (117)    (760)  18,381
Provision for credit losses     16,544         0       19   16,563
                              ---------  --------  -------  -------
Net interest income after
 provision for credit
 losses                          2,714      (117)    (779)   1,818
Noninterest revenues:
   Securitization income        28,558         0        0   28,558
   Servicing revenues            9,549         0        0    9,549
   Other revenues, net          26,947    (1,985)   1,015   25,977
                              ---------  --------  -------  -------
Total noninterest revenues      65,054    (1,985)   1,015   64,084
Operating expenses              53,983       543      236   54,762
                              ---------  --------  -------  -------
Income (loss) before income
 taxes                          13,785    (2,645)       0   11,140
Income tax expense (benefit)     5,307    (1,018)       0    4,289
                              ---------  --------  -------  -------
Net income (loss)            $   8,478  $ (1,627) $     0  $ 6,851
                              =========  ========  =======  =======



                         Three Months Ended
                         September 30, 2002
----------------------------------------------------------------------

                               Advanta
                               Business  Venture
                                Cards    Capital   Other(A)  Total
                              ---------  --------  -------  -------
Interest income              $  21,082  $      0  $ 2,837  $23,919
Interest expense                 8,978       176    1,898   11,052
                              ---------  --------  -------  -------
Net interest income             12,104      (176)     939   12,867
Provision for credit losses      9,179         0      242    9,421
                              ---------  --------  -------  -------
Net interest income after
 provision for credit
 losses                          2,925      (176)     697    3,446
Noninterest revenues:
   Securitization income        29,168         0        0   29,168
   Servicing revenues            8,334         0        0    8,334
   Other revenues, net          24,150    (3,505)    (126)  20,519
                              ---------  --------  -------  -------
Total noninterest revenues      61,652    (3,505)    (126)  58,021
Expenses:
   Operating expenses           47,983       688      306   48,977
   Minority interest in
    income of consolidated
    subsidiary                       0         0    2,220    2,220
                              ---------  --------  -------  -------
Total expenses                  47,983       688    2,526   51,197
                              ---------  --------  -------  -------
Income (loss) before income
 taxes                          16,594    (4,369)  (1,955)  10,270
Income tax expense (benefit)     6,388    (1,682)    (752)   3,954
                              ---------  --------  -------  -------
Net income (loss)            $  10,206  $ (2,687) $(1,203) $ 6,316
                              =========  ========  =======  =======

(A) Other includes investment and other activities not attributable to the Advanta Business Cards or Venture Capital segments.






                            ADVANTA CORP.
                   SUPPLEMENTAL NON-GAAP DISCLOSURE
            ADVANTA BUSINESS CARDS MANAGED INCOME STATEMENT
                            (in thousands)




In addition to evaluating the financial performance of the Advanta Business Cards segment under generally accepted accounting principles
(GAAP), we evaluate Advanta Business Cards' performance on a managed basis. Our managed receivable portfolio is comprised of both owned and securitized business credit card receivables. We sell business credit card receivables through securitizations accounted for as sales under GAAP. We continue to own and service the accounts that generate the securitized receivables. Managed data presents performance as if the securitized receivables had not been sold. We believe that performance on a managed basis provides useful supplemental information because we retain interests in the securitized receivables and, therefore, we have a financial interest in and exposure to the performance of the securitized receivables. Revenue and credit data on the managed portfolio provides additional information useful in understanding the performance of the retained interests in securitizations. A reconciliation of these managed financial measures to the most directly comparable GAAP financial measures is included in this press release.



                                                 Three Months Ended
                                              ------------------------
                                                Sept. 30,    Sept. 30,
                                                  2003         2002
                                               ----------   ----------
Interest income                               $  114,977   $  102,719
Interest expense                                  21,696       19,314
                                               ----------   ----------
Net interest income                               93,281       83,405
Provision for credit losses                       60,132       49,762
                                               ----------   ----------
Net interest income after provision
   for credit losses                              33,149       33,643
Noninterest revenues                              34,619       30,934
                                               ----------   ----------
Risk-adjusted revenues (A)                        67,768       64,577
Operating expenses                                53,983       47,983
                                               ----------   ----------
Income before income taxes                        13,785       16,594
Income tax expense                                 5,307        6,388
                                               ----------   ----------
Net income                                    $    8,478   $   10,206
                                               ==========   ==========

Average managed business credit card
 receivables                                  $2,859,187   $2,230,089


(A) Risk-adjusted revenues represent net interest income and noninterest revenues, less provision for credit losses.




                               ADVANTA
                              HIGHLIGHTS
                 (in thousands except per share data)

                                      Three Months      Percent Change
                                          Ended              From
                                 -----------------------
                                  Sept.   June    Sept.
                                   30,     30,     30,    Prior  Prior
EARNINGS                          2003    2003    2002   Quarter  Year
----------------------------------------------------------------------
Basic income from continuing
 operations per common share:
  Class A                       $  0.27 $  0.25 $  0.24   8.0%  12.5%
  Class B                          0.29    0.27    0.26   7.4   11.5
  Combined (A)                     0.28    0.26    0.25   7.7   12.0
Diluted income from continuing
 operations per common share:
  Class A                          0.26    0.24    0.23   8.3   13.0
  Class B                          0.28    0.26    0.25   7.7   12.0
  Combined (A)                     0.27    0.26    0.25   3.8    8.0
Basic net income per common
 share:
  Class A                          0.27    0.16    0.24  68.8   12.5
  Class B                          0.29    0.19    0.26  52.6   11.5
  Combined (A)                     0.28    0.18    0.25  55.6   12.0
Diluted net income per common
 share:
  Class A                          0.26    0.16    0.23  62.5   13.0
  Class B                          0.28    0.18    0.25  55.6   12.0
  Combined (A)                     0.27    0.18    0.25  50.0    8.0

Return on average common equity    8.36%   5.30%   6.99% 57.7   19.6

Non-GAAP financial measure:
Diluted net income from core
 operations per combined common
 share (B)                      $  0.32 $  0.29 $  0.38  10.3  (15.8)

COMMON STOCK DATA
----------------------------------------------------------------------
Weighted average common shares
 used to compute:
  Basic earnings per common
   share
    Class A                       8,978   9,151   9,162  (1.9)% (2.0)%
    Class B                      15,100  14,893  15,876   1.4   (4.9)
                                 ------- ------- -------
    Total                        24,078  24,044  25,038   0.1   (3.8)
  Diluted earnings per common
   share
    Class A                       8,978   9,151   9,163  (1.9)  (2.0)
    Class B                      16,251  15,445  16,501   5.2   (1.5)
                                 ------- ------- -------
    Total                        25,229  24,596  25,664   2.6   (1.7)

Ending shares outstanding
    Class A                       9,687   9,886  10,041  (2.0)  (3.5)
    Class B                      17,390  17,274  18,199   0.7   (4.4)
                                 ------- ------- -------
    Total                        27,077  27,160  28,240  (0.3)  (4.1)

Stock price:
 Class A
   High                         $ 11.75 $ 10.45 $ 11.45  12.4    2.6
   Low                             9.49    6.70    7.60  41.6   24.9
   Closing                        10.98    9.84   10.05  11.6    9.3
 Class B
   High                           11.95   11.00   11.44   8.6    4.5
   Low                             9.66    7.47    7.35  29.3   31.4
   Closing                        10.69    9.99   10.33   7.0    3.5

Cash dividends declared:
 Class A                          0.063   0.063   0.063   0.0    0.0
 Class B                          0.076   0.076   0.076   0.0    0.0

Book value per common share       13.56   13.41   14.44   1.1   (6.1)

(A) Combined represents a weighted average of Class A and Class B earnings per common share.

(B) Net income from core operations is a non-GAAP financial measure used by management, and includes net income of the Advanta Business Cards segment and the Venture Capital segment with the exception of the venture capital valuation adjustments, net of tax. Management believes the analysis of net income from core operations provides useful supplemental information needed to make meaningful comparisons of our current results to prior and future periods. Venture capital valuation adjustments are excluded from results of core operations because of their volatility related to market conditions. Net income (loss) of the Other segment and results of discontinued operations are also excluded, if applicable, since they are not indicative of what is expected from our continuing businesses on a prospective basis. A reconciliation of non-GAAP net income from core operations to GAAP net income is included in this press release.





                               ADVANTA
                   BUSINESS CREDIT CARD STATISTICS
                            (in thousands)



                                                       Percent Change
                            Three Months Ended               From
                   ------------------------------------
                     Sept. 30,   June 30,    Sept. 30,  Prior   Prior
                     2003 (A)    2003 (A)      2002    Quarter  Year
                   ---------------------------------------------------
Transaction volume $ 1,816,195 $ 1,677,804 $ 1,348,154    8.2%  34.7%
Securitization
 volume increase
 (decrease)
 excluding
 replenishment
 sales                 (19,750)     86,182      65,000    N/M    N/M
Average managed
 receivables:
  Owned                734,715     506,200     445,264   45.1   65.0
  Securitized        2,124,472   2,290,671   1,784,825   (7.3)  19.0
                    ----------- ----------- -----------
  Managed (B)        2,859,187   2,796,871   2,230,089    2.2   28.2
Ending managed
 receivables:
  Owned                533,398     442,769     445,241   20.5   19.8
  Securitized        2,343,221   2,365,176   1,808,272   (0.9)  29.6
                    ----------- ----------- -----------
  Managed (B)        2,876,619   2,807,945   2,253,513    2.4   27.7

----------------------------------------------------------------------
CREDIT QUALITY -
 OWNED
-------------------
Receivables 90 days
 or more
 delinquent        $    14,225 $    13,184 $    12,883
Receivables 30 days
 or more delinquent     30,681      25,839      28,625
As a percentage of
 gross receivables:
   Receivables 90
    days or more
    delinquent            2.67%       2.98%       2.89% (10.4)% (7.6)%
   Receivables 30
    days or more
    delinquent            5.75        5.84        6.43   (1.5) (10.6)
Net principal
 charge-offs:
   Amount          $    15,544 $     9,555 $     9,179
   As a percentage
    of average
    gross
    receivables
    (annualized)         8.46%       7.55%       8.25%   12.1    2.5

CREDIT QUALITY -
 SECURITIZED
-------------------
Receivables 90 days
 or more
 delinquent        $    67,795 $    76,459 $    54,389
Receivables 30 days
 or more delinquent    146,206     150,380     121,512
As a percentage of
 gross receivables:
   Receivables 90
    days or more
    delinquent            2.89%       3.23%       3.01% (10.5)% (4.0)%
   Receivables 30
    days or more
    delinquent            6.24        6.36        6.72   (1.9)  (7.1)
Net principal
 charge-offs:
   Amount          $    43,588 $    46,585 $    40,583
   As a percentage
    of average
    gross
    receivables
    (annualized)          8.21%       8.13%       9.10%   1.0   (9.8)

CREDIT QUALITY -
 MANAGED (B)
-------------------
Receivables 90 days
 or more
 delinquent        $    82,020 $    89,643 $    67,272
Receivables 30 days
 or more delinquent    176,887     176,219     150,137
As a percentage of
 gross receivables:
   Receivables 90
    days or more
    delinquent            2.85%       3.19%       2.99% (10.7)% (4.7)%
   Receivables 30
    days or more
    delinquent            6.15        6.28        6.66   (2.1)  (7.7)
Net principal
 charge-offs:
   Amount          $    59,132 $    56,140 $    49,762
   As a percentage
    of average
    gross
    receivables
    (annualized)          8.27%       8.03%       8.93%   3.0   (7.4)



(A) Prior to October 1, 2002, the billing and recognition of interest and fees was discontinued when the related receivable became 90 days past due or when the account was classified as fraudulent, bankrupt, deceased, hardship or credit counseling. Effective October 1, 2002, we continue to bill and recognize interest and fees on accounts when they become 90 days past due, and an additional allowance for receivable losses is established for the additional billings estimated to be uncollectible through a provision for interest and fee losses. The billing and recognition of interest and fees is still discontinued when the account is classified as fraudulent, bankrupt, deceased, hardship or credit counseling. Provisions for interest and fee losses are recorded as direct reductions to interest and fee income.

(B) Managed statistics are non-GAAP financial measures and represent the sum of owned (GAAP) business credit card statistics and securitized business credit card statistics. We believe that performance on a managed basis provides useful supplemental information because we retain interests in the securitized receivables and, therefore, we have a financial interest in and exposure to the performance of the securitized receivables.

N/M - Not Meaningful






                            ADVANTA CORP.
RECONCILIATION OF MANAGED INCOME STATEMENT AND BALANCE SHEET MEASURES
                      TO GAAP FINANCIAL MEASURES
                            (in thousands)



In addition to evaluating the financial performance of the Advanta Business Cards segment under generally accepted accounting principles
(GAAP), we evaluate Advanta Business Cards' performance on a managed basis. Our managed receivable portfolio is comprised of both owned and securitized business credit card receivables. We sell business credit card receivables through securitizations accounted for as sales under GAAP. We continue to own and service the accounts that generate the securitized receivables. Managed data presents performance as if the securitized receivables had not been sold. We believe that performance on a managed basis provides useful supplemental information because we retain interests in the securitized receivables and, therefore, we have a financial interest in and exposure to the performance of the securitized receivables. Revenue and credit data on the managed portfolio provides additional information useful in understanding the performance of the retained interests in securitizations.


                                          Three Months Ended
                                          September 30, 2003
                                --------------------------------------
                                 Advanta                     Advanta
                                Business                    Business
                                  Cards   Securitization      Cards
                                   GAAP     Adjustments      Managed
                               --------- ----------------- -----------
INCOME STATEMENT MEASURES
Interest income                $  31,597 $       83,380    $  114,977
Interest expense                  12,339          9,357        21,696
Net interest income               19,258         74,023        93,281
Securitization income             28,558        (28,558)            0
Servicing revenues                 9,549         (9,549)            0
Other revenues, net               26,947          7,672        34,619
Total noninterest revenues        65,054        (30,435)       34,619
Provision for credit losses       16,544         43,588 (A)    60,132
                                --------------------------------------
BALANCE SHEET MEASURES
Ending business credit card
 receivables                     533,398      2,343,221     2,876,619
Average business credit card
 receivables                     734,715      2,124,472     2,859,187
Business credit card
 receivables:
  90 days or more delinquent      14,225         67,795        82,020
  30 days or more delinquent      30,681        146,206       176,887
  Net principal charge-offs       15,544         43,588        59,132

                                          Three Months Ended
                                          September 30, 2002
                                --------------------------------------
                                 Advanta                     Advanta
                                Business                    Business
                                  Cards   Securitization      Cards
                                   GAAP     Adjustments      Managed
                               --------- ----------------  -----------
INCOME STATEMENT MEASURES
Interest income                $  21,082 $       81,637    $  102,719
Interest expense                   8,978         10,336        19,314
Net interest income               12,104         71,301        83,405
Securitization income             29,168        (29,168)            0
Servicing revenues                 8,334         (8,334)            0
Other revenues, net               24,150          6,784        30,934
Total noninterest revenues        61,652        (30,718)       30,934
Provision for credit losses        9,179         40,583 (A)    49,762
                                --------------------------------------
BALANCE SHEET MEASURES
Ending business credit card
 receivables                     445,241      1,808,272     2,253,513
Average business credit card
 receivables                     445,264      1,784,825     2,230,089
Business credit card
 receivables:
  90 days or more delinquent      12,883         54,389        67,272
  30 days or more delinquent      28,625        121,512       150,137
  Net principal charge-offs        9,179         40,583        49,762


(A) The provision for credit losses includes the amount by which the provision for credit losses would have been higher had the securitized receivables remained as owned and the provision for credit losses on securitized receivables been equal to actual reported charge-offs.




                             ADVANTA CORP.
      RECONCILIATION OF NON-GAAP NET INCOME FROM CORE OPERATIONS
                          TO GAAP NET INCOME


Net income from core operations is a non-GAAP financial measure used by management, and includes net income of the Advanta Business Cards segment and the Venture Capital segment with the exception of the venture capital valuation adjustments, net of tax. Management believes the analysis of net income from core operations provides useful supplemental information needed to make meaningful comparisons of our current results to prior and future periods. Venture capital valuation adjustments are excluded from results of core operations because of their volatility related to market conditions. Net income (loss) of the Other segment and results of discontinued operations are also excluded, if applicable, since they are not indicative of what is expected from our continuing businesses on a prospective basis.


                 Three Months      Three Months         Three Months
                     Ended             Ended               Ended
                Sept. 30, 2003     June 30, 2003       Sept. 30, 2002
             ------------------- ------------------ ------------------
                        Amount             Amount             Amount
                         Per                Per                Per
                        Diluted            Diluted            Diluted
                 In     Common       In    Common       In    Common
             Thousands  Share(B) Thousands Share(B) Thousands Share(B)
             ---------  -------- --------- -------- --------- --------
GAAP net
 income        $6,851    $0.27     $4,313   $0.18     $6,316   $0.25
Add back:
 Other segment
  net loss (A)      0     0.00      1,968    0.08      1,203    0.05
 Valuation
  adjustments
  from venture
  capital
  investments,
  net of tax
  at 38.5%      1,221     0.05        764    0.03      2,156    0.08
             ---------  -------  --------- -------- ---------  -------
Non-GAAP net
 income from
 core
 operations    $8,072    $0.32     $7,045   $0.29     $9,675   $0.38
             =========  ======== ========= ======== ========= ========


(A) Other segment net loss includes investment and other activities not attributable to the Advanta Business Cards or Venture Capital segments and loss on discontinuance of mortgage and leasing businesses, net of tax, if applicable.

(B) The same denominator is used for both non-GAAP net income from core operations and GAAP net income per common share calculations. Amounts per diluted common share are calculated using total diluted shares of 25,229 for the three months ended September 30, 2003, 24,596 for the three months ended June 30, 2003 and 25,664 for the three months ended September 30, 2002.

         -Statistical Supplement available at www.advanta.com-


    CONTACT: Advanta Corporation
             David Weinstock, Vice President, Investor Relations
             215-444-5335
             dweinstock@advanta.com
                 or
             David Goodman, Director, Communications
             215-444-5073
             AdvantaCommunications@advanta.com

    KEYWORD: PENNSYLVANIA
    INDUSTRY KEYWORD: BANKING CONFERENCE CALLS EARNINGS
    SOURCE: Advanta Corporation